CEL-SCI CORPORATION
Financial Statements for the Years Ended September 30, 1995, 1994, and 1993, and Independent Auditors' Report

To the Board of Directors and Shareholders of CEL-SCI Corporation:

We have audited the accompanying balance sheets of CEL-SCI Corporation as of September 30, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CEL-SCI Corporation as of September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, as of September 30, 1994, the Company changed its method of accounting for certain investments in debt and equity securities to conform with Statement of Financial Accounting Standards No. 115.
Washington, DC
November 29, 1995, except for Note 14, as to which the date is December 23, 1995
Page F-2
                      F - 3
Page F-3

Page F-4
Page F-5
CEL-SCI CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1995, 1994, AND 1993
2

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES

      CEL-SCI Corporation (the Company) was
                  incorporated
on March 22, 1983, in the State of
   Colorado, to finance research and
   development in biomedical science
   and ultimately to engage in
   marketing products.
Significant accounting policies are as
         follows: Investments -
         Effective September 30,
      1994, the Company adopted, on a
      prospective basis, Statement of
      Financial Accounting Standard No.
      115, "Accounting for Certain Debt
      and Equity Securities" (SFAS 115)
      and revised its policy for
      investments. Investments that may
be sold as part of the liquidity
management of the Company or for other
factors are classified as available-for
sale and are carried at fair market
value.  Unrealized gains and losses on
such securities are reported as a
separate component of stockholders'
equity.  Realized gains and losses on
sales of securities are reported in
earnings and computed using the specific identified cost basis. The adoption of SFAS 115, which has not been applied retroactively to prior years' financial statements, resulted in a decrease in stockholders' equity of $85,753 for the net unrealized losses on investments available forsale at September 30, 1994.
As of
      September 30, 1995, all debt and
      equity securities had been
      disposed of and any unrealized
      gains or losses were recognized
      during the year ended September
      30, 1995 (see Note 2).

         Prior to September 30, 1994,
      all investments available-for-sale
      were carried at the lower of
      aggregate amortized cost or market
      value.
         Research and Office Equipment -
Research and
      office equipment is recorded at
      cost and depreciated using the
      straightline method over five and
      seven years estimated useful
      lives.

         Research and Development Costs
      Research and development
      expenditures are expensed as
      incurred.

         Patents - Patent expenditures
      are capitalized and amortized
      using the straight line method
      over 17 years. In the event
      changes in technology or other
      circumstances impair the value or
      life of the patent, appropriate
      adjustment in the asset value and
      period of amortization will be
      made.

         Net Loss Per Share - Net loss
      per common share is based on the
      weighted average number of common
      shares outstanding during the
      period. Common stock equivalents,
      including options to purchase
      common stock, are excluded from
      the calculation as they are
      antidilutive.
         Investment in Joint Venture
      Investment in joint venture is
      accounted for by the equity
      method. The Company's
      proportionate share of the net
      loss of the joint venture is
      included in the respective
      statements of operations.
      Statement of Cash Flows - For
         purposes
      of the statements of cash flows,
      cash consists principally of
      unrestricted cash on deposit, and
      short-term money market funds.
      The Company considers all highly
      liquid investments with a maturity
      of less than three months to be
      cash equivalents.
         Prepaid Expenses - The majority
      of prepaid expenses consist of
      bulk purchases of laboratory
      supplies to be consumed in the
      manufacturing of the Company's
      product for clinical studies and
      for its further development.
         Income Taxes - Effective
         October 1,
      1993, the Company adopted
      Statement of Financial Accounting
      Standard No. 109, "Accounting for
      Income Taxes" (SFAS 109). SFAS 109
      requires an asset and
liability approach for reporting income
taxes. Implementation of SFAS 109 in
1994 did not have any effect on the
Company's net earnings and reported
financial position and prior financial
statements have not been restated.
         Reclassifications - Certain
      reclassifications have been made
      for 1994 and 1993 for comparative
      purposes.
2. INVESTMENTS
   The carrying values and estimated
market values of investments available
for-sale at September 30, 1995, are as
follows:



     Note2a
 The carrying values and estimated
   market values of investment
   securities at September 30, 1994, are
   as follows:


     Note2b

   The gross realized gains and losses
   of sales of investments available-for-
   sale for the years ended September
   30, 1995, 1994, and 1993, are as
   follows:
     Note 2c
3. PROPERTY AND EQUIPMENT
Property and equipment at September 30,
   1995 and 1994, consist of the
   following:


     Note3a
4. JOINT VENTURE

  In April 1986, the Company paid
                    $200,000 cash
 and issued 500,000 shares of its $.01
   par value common stock to acquire
   half the rights to technology which
   may be useful in the diagnosis,
   prevention and treatment of Acquired
   Immune Deficiency Syndrome (AIDS)
   from Alpha I Biomedicals, Inc.  The
   Company's stock was valued at $1.50
   per share on the basis of arm's
   length negotiations.  At the time
   the transaction took place, the
   stock was trading at $2.42. Because
   the cost of these rights to
   technology is considered research
   and development, the $950,000
   purchase price was expensed.
The Company and Alpha 1 Biomedicals,
                       Inc. (Alpha 1)
   contributed their respective
   interests in the technology and
   $10,000 each to capitalize a joint
   venture, Viral Technologies, Inc.
   (VTI). VTI is wholly owned by the
   Company and Alpha 1, each having a
   50% ownership interest.  The total
   loaned or advanced to VTI by CELSCI
   Corporation through September 30,
   1995, was $1,592,584 (see Note 13).

   During the three years ended
   September 30, 1995, VTI had no
   sales. The operations of VTI were as
   follows:


     Note4a
The balance sheets of VTI at September
                       30, 1995 and
   1994, are summarized as follows:


     Note4b


   On December 17, 1987, Viral
   Technologies, Inc., entered into a
   licensing agreement with Nippon Zeon
   Company, Ltd., a Japanese company.
   Under the agreement, Nippon Zeon
   will
   engage in the development and
   testing and, if development is
   successful, the marketing of the
   potential AIDS vaccine in the
   Pacific Rim area.  As a result,
   Viral Technologies, Inc., received
   precommercialization payments of
   $850,000 during the year ended
   September 30, 1988.
   During the year ended September 30,
   1995, VTI purchased back from Nippon
   Zeon the licensing agreement.  No
   cash or stock was exchanged;
   however, Nippon Zeon retains a
   royalty on any future sales of the
   drug HGP30 in its former exclusive
   licensed territories.
5. CREDIT ARRANGEMENTS
  At September 30, 1995, the Company
                   had a promissory
   note outstanding with a bank in the
                 amount
   of $811,263.  This promissory note
   was converted in November 1994 from
   a prior line of credit. The line of
   credit outstanding at September 30,
   1994, was $788,601, and the Company
   subsequently drew down additional
   amounts during the year ended
   September 30, 1995, prior to
   converting the line of credit to a
   promissory note.  The principal is
   being repaid over forty-eight
   consecutive months beginning
   February 5, 1995. Interest on the
   outstanding balance is calculated at
   the Bank's prime rate plus two
   percent, which is 10.75% at
   September 30, 1995, and is to be
   paid monthly with the principal
   payments. The promissory note is
   secured by all corporate assets and
   requires the Company to hold a
   certificate of deposit equal to 20%
   of the outstanding balance of the
   line of credit with the Bank. Under
   the promissory note the Company is
   also subject to certain minimum
   equity, liquidity, and operating
   covenants.
6. COMMITMENTS AND CONTINGENCIES
In 1993, an officer and director of the
   Company was involved in legal
   proceedings concerning shares of the
   Company's common stock.  The officer
   and director was acting on behalf of
   the Company in trying to secure
   financing, and the Company paid
   legal fees in connection with these
   proceedings and indemnified the
   officer for any loss he suffered
   upon the settlement of these
   matters. During 1992, one of the
   matters was settled by the officer
   and director delivering 3,000 shares
   of the Company's common stock to one
   plantiff and paying this plantiff
   $200,000. In the other matter, a
   European Court awarded a different
   plantiff 25,000 shares of the
   Company's common stock owned by the
   officer and director.  In October
   1993, the Company issued 25,000
   shares of common stock to the
   plaintiff to satisfy the judgment
   and in lieu of reimbursement to the
   officer and director for this claim.
   The value of the shares issued,
   $202,500, was expensed during 1993
   and was included in accrued expenses
   at September 30, 1993.
7. RELATED-PARTY TRANSACTIONS
The technology and know-how licensed to
   the Company was developed by a group
   of researchers under the direction
   of Dr. Hans Ake Fabricius and was
   assigned during 1980 and 1981 to
   Hooper Trading Company, N.V., a
   Netherlands Antilles corporation
   (Hooper) and Shanksville
   Corporation, also a Netherlands
   Antilles corporation (Shanksville).
   Maximillian de Clara, an officer and
   director
  in the Company, and Dr. Fabricius own
 50% and 30%, respectively, of each of
   these companies. The technology and
   knowhow assigned to Hooper and
   Shanksville was licensed to Sittona
   Company, B.V., a Netherlands
   corporation (Sittona), effective
   September, 1982 pursuant to a
   licensing agreement which requires
   Sittona to pay to Hooper and
   Shanksville royalties on income
   received by Sittona respecting the
   technology and know-how licensed to
   Sittona. In 1983, Sittona licensed
   this technology to the Company. At
   such time as the Company generates
   revenues from the sale or sublicense
   of this technology, the Company will
   be required to pay royalties to
   Sittona equal to 10% of net sales
   and 15% of licensing royalties
   received from third parties.  In
   that event, Sittona, pursuant to its
   licensing agreements with Hooper and
   Shanksville, will be required to pay
   to those companies a minimum of 10%
   of any royalty payments received
   from the Company. In 1985 Mr. de
   Clara acquired 100% of the issued
   and outstanding stock of Sittona.
   Mr. de Clara and Dr. Fabricius,
   because of their ownership interests
   in Hooper and Shanksville, could
   receive approximately 50% and 30%
   respectively, of any royalties paid
   by Sittona to Hooper and
   Shanksville, and Mr. de Clara,
   through his interest in all three
   companies
   (Hooper, Shanksville, and Sittona),
   will receive up to 95% of any
   royalties paid by the Company.
  During 1992, the Company reimbursed
   an officer and director for legal
   fees incurred in connection with
   certain legal proceedings as
   discussed in Note 6. In addition,
   during 1992 the Company paid the
   officer and director $200,000,
   representing the amount that he paid
   in connection with one of the legal
   proceedings discussed in Note 6 and,
   in 1993, issued 3,000 shares of
   common stock to the officer and
   director as reimbursement for shares
   he delivered in connection with the
   proceeding.  The $200,000 payment
   was expensed in 1992, and the value
   of the 3,000 shares, $20,100 was
   expensed in 1993.
8. INCOME TAXES
The approximate tax effect of each type
   of temporary differences and
   carryforward that gave rise to the
   Company's tax assets and liabilities
   at September 30, 1995 and 1994, is
   as follows:


     Note8a
The Company has available for income
   tax purposes net operating loss
   carryforwards of approximately
   $24,370,937, expiring from 1998
   through 2007.

 In the event of a significant change
   in the ownership of the Company, the
   utilization of such carryforwards
   could be substantially limited.

 9. STOCK OPTIONS, WARRANTS, AND BONUS
PLAN

   During the year ended September 30,
   1995, the Board of Directors
   canceled certain options under the
   various stock option plans and
   replaced them with new options.
   Under this conversion the number of
   options outstanding did not increase
   or decrease as the conversion was an
   exchange of options within the plans
   to maximize reserved shares in the
   Plans with the options granted.

 The shareholders of the Company
approved the adoption of the 1995 Non
Qualified Stock Option Plan (1995 Non
Qualified Plan) and reserved 400,000
shares under the plan. Terms of the
options are to be determined by the
Company's Compensation Committee, but
in no event are options to be granted
for shares at a price below fair market
value at the date of grant.

On February 23, 1988, the shareholders
   of the Company adopted the 1987
   Nonqualified Stock Option and Stock
   Bonus Plan (the 1987 Plan). This
   plan reserved 200,000 shares of the
   Company's previously unissued
   common stock to be granted as
   incentive stock options to
   employees. The 1987 Plan reserved
   50,000 shares of the Company's
   previously unissued common stock to
   be granted as stock bonuses to
   employees.  The exercise price of
   the options could not be
   established at less than fair
   market value on the date of grant
   and the option period could not be
   greater than ten years. During
   1993, the 1987 Plan was terminated
   and no further options will be
   granted and no further bonus shares
   will be issued pursuant to the 1987
   Plan.
   On September 30, 1993, the
   shareholders of the Company
   approved the adoption of three new
   plans, the 1993 Incentive Stock
   Option Plan (1993 Incentive Plan),
   the 1993 Non Qualified Stock Option
   Plan (1993 Non Qualified Plan) and
   the Stock Bonus Plan (1993 Bonus
   Plan). Shares are reserved under
   each plan and total 100,000, 60,000
   and 40,000 shares, respectively.
   Only employees of the Company are
   eligible to receive options under
   the Incentive Plan, while the
   Company's employees, directors,
   officers, and consultants or
   advisors
  are eligible to be granted options
   under the NonQualified Plan or
   issued shares under the Bonus Plan.
   Terms of the options are to be
   determined by the Company's
   Compensation Committee, which will
   administer all of the plans, but in
   no event are options to be granted
   for shares at a price below fair
    market value at date of grant.
   Options granted under the option
   plans must be granted, or
shares issued under the bonus plan
   issued, before August 20, 2002.
  On July 29, 1994, the Board of
   Directors approved the adoption of
   two new plans, the 1994 Incentive
   Stock Option Plan (1994 Incentive
   Plan) and the 1994 NonQualified
   Stock Option Plan (1994
   NonQualified). Shares are reserved
   under each plan and total 100,000
   shares for each plan.  Only
   employees of the Company are
   eligible to receive options under
   the 1994 Incentive Plan, while the
   Company's employees, directors,
   officers, and consultants or
   advisors are eligible to be granted
   options under the 1994 Non-
   Qualified Plan. Terms of the
   options are to be determined by the
   Company's Compensation Committee,
   which will administer all of the
   plans, but in no event are options
   to be granted for shares at a price
   below fair market value at date of
   grant. Options granted under the
   option plans must be granted, or
   shares issued under the bonus plan
   issued, before July 29, 2004.
Information regarding the Company's
stock

 option plan is summarized as follows:

     Note9a
Note9b














During 1991, the Company granted a
consultant an option to purchase 50,000
shares of the Company's common stock.
The option is exercisable at $13.80 per
share and expires in March 1996.  The
holder of the option has the right to
have the shares issuable upon the
exercise of the option included in any
registration statement filed by the
Company.
Also during 1991, the Company granted
another consultant options to purchase
6,000 shares of the Company's common stock.
Options to purchase 667 shares expired in April 1993. Options to purchase 1,333 shares at $2.50 per share were exercised in April 1994. At September 30, 1995, options to purchase 4,000 shares were outstanding and exercisable at prices ranging from $2.50 to $15.00 per share.
In connection with the 1992 public
offering, 5,175,000 common stock purchase warrants
  were issued and are outstanding at
  September 30, 1995. Every ten warrants
  entitle the holder to purchase one share of common stock at a price of $46.50 per share. During 1995, the expiration of these warrants was extended to February 1996.
  The Company may accelerate the expiration date of the warrants by giving 30 days notice to the warrant holders, provided, however, that at the time the Company gives such notice of acceleration (1) the Company has in effect a current registration statement covering the shares of common stock issuable upon the exercise of the warrants and (2) at anytime during the 30 day period preceding such notice, the average closing bid price of the Company's common stock has been at least 20% higher than the warrant exercise price for 15 consecutive trading days.

Also in connection with the 1992 offering, the Company issued to the underwriter warrants to purchase 9,000 equity units, each unit consisting of 5 shares of common stock and 5 warrants entitling the holder to purchase one additional share of common stock. The equity unit warrants are outstanding at September 30, 1995 and are exercisable through February 8, 1997, at a price of $255.70 per unit. The common stock warrants included in the units are exercisable at a price of $76.70 per share.
   During 1995, the Company granted another consultant options to purchase 17,858 shares of the Company's common stock.
   These shares became exercisable on
   November 2, 1995, and will expire
   November 1, 1999. These options are
   exercisable at $5.60 per share.
10.EMPLOYEE BENEFIT PLAN
   During 1993 the Company implemented a
   defined contribution retirement plan,
   qualifying under Section 401(k) of the
   Internal Revenue Code, subject to the
   Employee Retirement Income Security Act
   of 1974, as amended, and covering
   substantially all CEL-SCI employees. The employer contributes an amount equal to 50% of each employee's contribution not to exceed 6% of the participant's salary. The expense for the year ended
   September 30, 1995 and 1994, in
   connection with this plan was
   approximately $24,913 and $16,160,
   respectively.
11.LEASE COMMITMENTS
   Operating Leases - The future minimum
   annual rental payments due under
   noncancelable operating leases for
   office and laboratory space are as
   follows:


     Note11a
 Rent expense for the year ended September
                      30, 1995,
  1994, and 1993, was approximately
   $124,059, $122,369, and $55,000,
   respectively.

12.STOCKHOLDERS' EQUITY
   On April 28, 1995 the stockholders of
   the Company approved a 10-for-1 reverse
   split
   of the Company's outstanding common
   stock, which became effective on May 1,
   1995. All shares and per-share amounts
   have been restated to reflect the stock
   split.
The Company also participated in a private
                 offering
   during 1995.  This offering allowed for
   the purchase of one share of common
   stock and one warrant (a unit) for the
   price of $2.00 per unit. All 1,150,000
   shares authorized for the offering were
   purchased during the year ended
   September 30, 1995.  Warrants
   outstanding are exercisable at $3.25 and expire on June 30, 1997. Cash of
   $2,300,000 was received in June and
   September 1995. Commissions of $344,150
   were paid or payable relative to the
   offering at September 30, 1995. During
   1994, the Company granted 1,500 shares
   of common stock to an officer as a bonus award. The Company also issued 25,000 shares to satisfy the judgment against an officer and director. The issuance was to the plantiff in lieu of reimbursement to the officer and director. The judgment was settled in 1993 and the expense of the issuance was recorded in 1993.
 During 1993, the Company received $27,333
                       cash for
   7,333 shares of common stock.
13.SUBSEQUENT EVENTS - JOINT VENTURE
In October 1995, the Company purchased
                       Alpha 1's 50
 percent interest in VTI.  The Company
   conveyed 159,170 shares of common stock
   as full consideration for all of the VTI capital stock owned by Alpha 1. The acquisition of Alpha 1's interest will be accounted for as purchase with substantially all of the value of the purchase price being expensed as research and development costs.
14.SUBSEQUENT EVENTS - OTHER
   On December 8, 1995, the Board of
   Directors authorized the extension of
   the Company's warrants issued in
   connection with the 1992 public offering from February 6, 1996, to February 6,
   1997. On December 23, 1995, the Company
   entered into an agreement with investors to reduce the exercise price of warrants to purchase shares of the Company's common stock issued in a 1995 private offering
   from $3.25 to
   $1.60 per shares (Note 12). Shares which may be acquired under this agreement with exercise of the warrants total 1,150,000. In connection with modifying the warrant exercise price, 312,500 warrants were exercised for $500,000 in exchange for 312,500 shares of common stock on December 23, 1995. An additional 312,500 warrants are required to be exercised prior to January 31, 1996 with the remaining warrants outstanding through
   June 30, 1997.
15.NEW ACCOUNTING PRONOUNCEMENTS
   In March 1995, the Financial Accounting
   Standards Board issued Statement No. 121 regarding accounting for the impairment of long-lived assets. This statement is required to be adopted by the Company in fiscal 1997. At the present time the Company does not believe that adoption of this statement will have a material effect on its financial position or results of its operations.
      In October 1995, the Financial
                    Accounting Standards


Board issued Statement No. 123, Accounting


for Stock Based Compensation.  This


statement is required to be adopted by the


Company in fiscal 1997.  The Company has


not yet determined the impact of the


adoption of this statement on its financial


position or results of its operations. * *


* * * *














CEL-SCI CORPORATION
BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1994

ASSETS
1995        1994
CURRENT ASSETS:
    Cash and cash equivalents
$3,886,950  $3,370,713
    Investments, net
170,000   2,694,756
    Interest receivable
64,080     116,733
    Prepaid expenses
341,295      67,648
      Advances to officer/shareholder
and 13,234  17,381
employees

                      Total current assets
4,475,559            6,267,231
RECEIVABLE FROM JOINT VENTURE
522,695     351,204

RESEARCH AND OFFICE EQUIPMENT - Less
accumulated
    depreciation of $589,897 and
$355,430 1,102,038 1,185,499
DEPOSITS
18,178      13,958
PATENT COSTS - Less accumulated
    amortization of $239,490 and
    $211,253
240,541     268,778



$6,359,011  $8,086,670

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable
$248,488    $324,179
    Current portion of note payable
243,372     147,861

                      Total current
491,860     472,040
liabilities

NOTE PAYABLE
567,891     640,740

DEFERRED RENT
24,959      17,598

EQUITY IN LOSS OF SUBSIDIARY
432,268     277,224

                     Total liabilities
1,516,978   1,407,602

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value -
authorized, 200,000 shares;
        none issued
- -           -
    Common stock, $.01 par value -
authorized, 100,000,000 shares;
        issued and outstanding,
5,338,244 and 53,382
41,882
4,188,244 shares
    Additional paid-in capital

28,799,198  26,854,848
Net unrealized loss on marketable
equity -    (85,753)
securities (Note 1)
    Accumulated deficit
(24,010,547 (20,131,909
)           )
                   Total stockholders'
equity 4,842,033   6,679,068
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY $6,359,011  $8,086,670
See notes to financial statements. CEL-
SCI CORPORATION

STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1995,
1994, AND 1993

1995 1994          1993
INVESTMENT INCOME

$365,049 $624,670  $997,964

OTHER INCOME
58,716
- -          -
           Total income
423,765
624,670    997,964

OPERATING EXPENSES:
    Research and development

1,824,661 2,896,109  1,307,042 Depreciation
    and amortization
262,705
138,755     55,372
   General and administrative 1,713,912
1,621,990  1,696,119
                   Total
operating expenses
3,801,278
4,656,854  3,058,533

EQUITY IN LOSS OF
    JOINT VENTURE (Note 2)

(501,125) (394,692)  (344,423)

NET LOSS

$3,878,63 $4,426,87  $2,404,99
                                             8
6 2 LOSS PER COMMON SHARE
$0.89
$1.06      $0.58

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING

4,342,628 4,185,240  4,155,431


See notes to financial statements.
CEL-SCI CORPORATION

STATEMENTS OF STOCKHOLDERS'
EQUITY
YEARS ENDED SEPTEMBER 30,
1995, 1994, AND 1993


Additional
                               Common
Paid-In
                               Stock
                               Shares
Amount Capital   Other     Deficit
Total BALANCE, OCTOBER 1, 1992
$-

4,148,980 $41,490 $26,560,96
$(13,300,04
$13,302,41
9                   1)           8
    Common stock issued for:
        Cash                      7,333
73
27,260        -           -      27,333
        Reimbursement of          3,000
30
20,070        -           -      20,100
expenses
    Net loss                          -
- -
- -        -

(2,404,992)  (2,404,992

)

BALANCE, SEPTEMBER 30, 1993
41,593
                              4,159,313
26,608,299          (15,705,033
10,944,859
)
    Common stock issued for:
        Cash                      2,431
24
39,364        -           -      39,388
        Stock bonus plan          1,500
15
4,935        -           -       4,950
        Settlement of            25,000
250
202,250        -           -
202,500
lawsuit
    Net unrealized loss on
marketable
         securities (Note 1)          -
- -
- -                    -    (85,753)

    (85,753) Net loss                 -
- -
- -        -

(4,426,876)  (4,426,876

)

BALANCE, SEPTEMBER 30, 1994
41,882
                              4,188,244
26,854,848 (85,753) (20,131,909
6,679,068 )
    Common stock issued for
11,500                    -           -
cash                          1,150,000
1,944,350
1,955,850
    Change in market value
of marketable
        securities available          -
85,753           -      85,753
for sale (Note 1)
    Net loss                          -
- -
- -        -
(3,878,638)  (3,878,638
)
BALANCE, SEPTEMBER 30, 1995
$-

5,338,244 $53,382 $28,799,19
$(24,010,54 $4,842,033
8                   7)
See notes to financial
statements.



CEL-SCI CORPORATION

STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1995,
1994, AND 1993


1995 1994
1993
CASH FLOWS FROM OPERATING
ACTIVITIES:
    Net loss

$(3,878,6 $(4,426,8 $(2,404,9

38) 76)                         92)
    Adjustments to reconcile net
loss to
      net cash used in operating
activities:
    Stock issued in payment of
- -
207,450    20,100
expenses
     Depreciation and amortization
262,705
138,755    55,372
    Equity in loss of Joint Venture
501,125 394,692   344,423
   Net realized loss (gain) on sale
42,490
- -
of securities
(76,774)
    Amortization of premium
6,407
25,683    18,762
    Changes in assets and
liabilities:
        Decrease (increase) in
4,147
- -
advances
(17,381)
        Increase in prepaid
expenses, deposits, interest
            receivable, and
receivable from joint venture
(396,705) (31,833) (292,182)
        (Decrease) increase in
accounts payable,
         accrued expenses, and
143,919
deferred rent
(68,330)
(111,552)
        Decrease in payable to
- -
officer and shareholder
(52,370)  (43,448)

                      Net cash used
in operating activities
(3,526,79
(3,950,20 (2,158,04

9) 6)         6)

 CASH FLOWS PROVIDED BY (USED IN)
    INVESTING ACTIVITIES:
    Purchases of investments

(389,688) (1,467,81 (5,993,31

8)        0)
  Sales and maturities of investments
2,951,299
6,999,273 7,745,943
    Advances to Joint Venture

(346,081) (300,000) (223,750)
    Expenditures for property and
equipment
(151,006)
(999,807) (318,556)
    Expenditures for patents
- -
- -   (8,777)

                      Net cash
provided by investing activities
2,064,524 4,231,648 1,201,550

CASH FLOWS PROVIDED BY (USED IN)
    FINANCING  ACTIVITIES:
    Issuance of note payable
184,915
788,601         -
    Issuance of common stock
39,388    27,333

  1,955,850 Repayment of note payable
- -         -

(162,253)

                      Net  cash
827,989    27,333
provided by financing activities
1,978,512

NET INCREASE (DECREASE) IN CASH
516,237
1,109,431 (929,163)
CASH AND CASH EQUIVALENTS, BEGINNING
OF YEAR
3,370,713
2,261,282 3,190,445

CASH AND CASH EQUIVALENTS, END OF
YEAR
$3,886,95
$3,370,71 $2,261,28
                                             0
3 2 SUPPLEMENTAL DISCLOSURE OF NON-CASH
ACTIVITY:
    During 1994, the net unrealized
loss on investments available-for-
sale was $85,753.

    During 1994, 25,000 shares were
issued as settlement of a lawsuit at
a cost of $202,500  (see Note 6).


See notes to financial statements.


  Year Ending
September 30,
Amount

1996

$135,123
1997

140,335
1998
56,160
1999
59,573
2000
62,010
Thereafter

162,728

Total minimum lease payments

$615,929


                         Septemb
                       er 30,
                     1995

Gross Gross      Market

Value
                         Amortiz Unreal
Unreal       at
                           ed
ized
ized      Septemb

er 30,
                          Cost
Gains
Losses      1995

Certificates of
$-
$-
Deposit                 $170,00
$170,00
                              0
0

September 30,
1994
            Gross     Gross     Market
                                 Value
                       Amortize
                       Unreal
Unreali      at
                          d
ized
zed     Septembe

r 30,
                         Cost
Gains
Losses      1994

U.S. Government
$-
Securities             $1,471,0
$46,362    $1,424,7
                             96
34

Corporate Debt
Securities             1,108,58
2,442
41,833    1,069,19
                              1
0

Certificates of
- -
- -
Deposit                 200,832
200,832


                       $2,780,5
$2,442 $88,195    $2,694,7
                             09
56

                                       1995
1994     1993
Realized gains
$-

$17,839 $128,205

Realized losses
60,329
51,431       -

Net realized gain (loss)
$-

$(42,490 $76,774
                                            )
1995       1994
Research equipment

$979,048   $843,187

Furniture and equipment
136,486    120,185

Leasehold improvements
576,401    577,557



1,691,935  1,540,929

Less accumulated depreciation and
amortization
(589,897)  (355,430)

Net property and equipment

$1,102,03  $1,185,49

8          9
                                 Years
                                  Ended
                                Septemb
                                   er
                                   30,
                                    199
                                    5
1994      1993

Income                             $-
$-
$       -

Expenses
789,384   688,846

1,002,250

Net Income (Loss)

$(1,002,25 $(789,384 $(688,846

0) )         )
September

30,
1995       1994
Current assets
$30,484     $24,403
Noncurrent assets
$187,821     $87,822

Current liabilities

$4,275,078  $3,197,143

Equity (deficit - net of initial
capitalization)
$(4,056,77  $(3,084,91

3)          8)

1995       1994

Depreciation
$(16,660)   $(27,325)
Prepaid expenses
(14,413)    (25,680)
Net operating loss carryforward

9,251,208   7,675,907
Other
9,474       6,680
Less:  Valuation allowance

(9,229,609  (7,630,772

)           )
Net deferred
$-          $-


                                   Opti
                                    on
                                    Pri
                                    ce
                                     Pe
                                     r
Outsta   Exerci

Share nding   sable
1987 Stock Option and Bonus
Plan
Balance, September 30, 1992
$3.40
- -

20.90 189,25   31,000

0
    Became exercisable
- -

77,999
    Exercised

$4.00 (6,000
(6,000
)        )
Balance, September 30, 1993
$3.40
                                      1
                                      9
                                      .
                                      6
0 183,25   102,99
0        9
    Became exercisable
- -

40,250

Balance, September 30, 1994
$3.40
                                      2
                                      0
                                      .
                                      9
0 183,25   143,24

0        9
    Canceled
$3.40
                                      2
                                      0
                                      .
                                      9

0 176,25 1 136,24

0 3      9

6

,

2

4

9

Balance, September 30, 1995        $19.70
                                      16. 50
7,000    7,000

1992 Incentive Stock Option
Plan
Balance, September 30, 1992
$13.40
500        -
   Granted                        $13.80 -
- -

15.60 12,000
Balance, September 30, 1993        $13.40
                                      15. 60
12,500
    Granted                         $6.80 -

11.90 29,500
    Became exercisable
- -

4,166

Balance, September 30, 1994         $6.80
                                      15. 60
                                      4
                                      42,000
4,166
                                    2
                                    0
                                    ,
                                    0
                                    0
                                    0
    Canceled $6.80
    -
                                      15.60
(42,00   (4,166
0)        )
    Granted                         $2.87 -
                                       3.87
57,550   20,917
Balance, September 30, 1995         $2.87 -
                                       3.87
4
57,550   20,917
                                    2
                                    0
                                    ,
                                    0
                                    0
                                    0

1992 Nonqualified Stock Option
Plan
Balance, September 30, 1992          $13.40
- -
                                            4
                                    2,500 2 0
                                    , 0
                                    0
                                    0

   Granted                        $13.80 -
- -
                             15.60   15,500

Balance, September 30, 1993          $13.40
- -

18,000
    Granted                         $8.70 -
- -
                             13.80   18,000
    Became exercisable
- -

18,000

Balance, September 30, 1994         $8.70 -
                                      13.80

36,000 1 18,000

8

,

0

0

0
    Canceled                        $8.70
- -
- -

13.40 (7,500 -
)
    Granted
$2.87
- -

31,500
    Became Exercisable
- -

4 42,000

2

,

0

0

0
Balance, September 30, 1995
$2.87
- -

15.60 60,000 6 60,000

0

,

0

0

0








                                   Opti
                                    on
                                    Pri
                                    ce
                                     Pe
                                     r
Outsta   Exerci

Share nding   sable


1992 Stock Bonus Plan
    Granted during 1994
$8.70 1,500    1,500
    Exercised
$8.70

(1,500   (1,500

)        )

Balance, September 30, 1994 and
- -        -
1995

1994 Incentive Stock Option
Plan
    Granted
- -

$2.87
50,000
Balance, September 30, 1994
- -

$2.87 50,000 -
    Granted

$2.87 50,000
    Became Exercisabe
- -

$2.87 61,000

Balance, September 30, 1995

$2.87 100,00   61,000

0

1994 Nonqualified Stock Option
Plan
    Granted
- -

$2.87 70,000 -

Balance, September 30, 1995

$2.87 70,000 -
    Granted
$2.87 -

3.87
27,250 -
    Became exercisable
- -

48,084

Balance, September 30, 1995
$2.87 -

3.87
97,250   48,084
1995 Nonqualified Stock Option
    Granted in 1995
$2.87 -

$3.87 329,25
1
    Became exercisable
- -

70,000

Balance, September 30, 1995

329,251  70,000

10
                      CEL-SCI CORPORATION

      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                           NINE MONTHS ENDED JUNE 30, 1996 AND
                           1995 (unaudited)


A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Basis of Presentation


     The accompanying financial statements have been prepared in accordance with rules established by the Securities and
Exchange  Commission for Form 10-Q.   Not all financial
disclosures required to present the financial position and results of operations in accordance with generally accepted accounting principles are included herein. The reader is referred to the Company's Financial Statements for theyear ended September 30,1995 included elsewhere in this Prospectus. In the opinion of management, all accruals and adjustments (each of which is of a normal recurring nature) necessary for a fair presentation of the financial position as of June 30, 1996 and the results of operations for the nine-month period then ended have been made. Significant accounting policies have been consistently applied in the interim financial statements and the annual financial statements.

     Investments

     Effective September 30, 1994, the Company adopted, on a prospective basis, Statement of Financial Accounting Standard No. 115, "Accounting for Certain Debt and Equity Securities" (SFAS 115) and revised its policy for investments. Investments that may be sold as part of the liquidity management of the Company or for other factors are classified as available-for-sale and are carried at fair market value. Unrealized gains and losses on such securities are reported as a separate component of stockholders' equity. Realized gains and losses on sales of securities are reported in earnings and computed using the specific identified cost basis. As of June 30, 1996, there is no effect on the Company's financial statements.

     Loss per Share
     Net loss per common share is based on the weighted average number of common shares outstanding during the period. Common stock equivalents, including options to purchase common stock, are excluded from the calculation as they are antidilutive.
     Long-lived Assets
     Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" is effective for financial statements for fiscal years beginning after December 15, 1995. It is the Company's opinion that the adoption of the statement would have no material effect on its Financial Statements.
                      CEL-SCI CORPORATION

     NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

            NINE MONTHS ENDED JUNE 30, 1996 AND 1995
                           (unaudited)
                          (continued)


B.   JOINT VENTURE

     On October 30, 1995, the Company announced it had acquired Alpha 1 Biomedical's interest in Viral Technologies, Inc. ("VTI"). VTI was formed by the two companies in 1986. This transaction gives CEL-SCI 100% ownership of VTI. Under the terms of the agreement, CEL-SCI gave Alpha 1 Biomedicals, Inc. 159,170 shares of CEL-SCI common stock as the purchase price for net assets with a fair value of approximately $170,000. The acquisition was accounted for under the purchase method of accounting; and as the acquisition represents primarily research and development costs, the purchase price was expensed and is included as research and development expense for the nine months ended June 30, 1996. Effective October 31, 1995, the Company has consolidated CELSCI's and VTI's financial statements and the consolidated financial statements reflect the results of VTI's operations since the date
     of  acquisition. This  results   in   a significant
     increase in patent costs  on  the  consolidated balance
     sheet.   Intercompany accounts are eliminated  upon
     consolidation.

C.   CONSTRUCTION OF NEW LABORATORY AND FUNDING

     On January 31, 1994, the Company entered into a leasing agreement with a nonaffiliated landlord for 7,800 square feet in Baltimore, Maryland. In the spring of 1994 the Company commenced construction of the new laboratory. The cost of the laboratory buildout and equipment
     was approximately $1,100,000.   To  fund this
     laboratory, the   Company borrowed funds from a bank
     at a rate of
     prime plus 2%. The outstanding loan balance at June
30,
     1996 is $628,729.
D.    CONVERTIBLE DEBENTURES
     On  March  28,  1996,  the Company raised  $1,250,000
     in a private  placement.   The  placement  was
     structured as  a convertible  debenture.   It  is
     convertible into Cel-Sci common stock prior to December 1, 1996. The money will be used for research and development and clinical trials with the Company's cancer and HIV products. As of June 30,
     1996, $825,000 of the debentures were converted into 165,000 shares of the Company's common stock.


Item 1.   FINANCIAL STATEMENTS
CEL-SCI CORPORATION

CONSOLIDATED CONDENSED BALANCE
SHEETS
ASSETS
(unaudited)
                                    June 30,      September
                                                     30,
                                      1996           1995
CURRENT ASSETS:

  Cash and cash equivalents         $6,646,257
$3,886,950
  Investments, net                     170,000
170,000
  Interest receivable                   75,405
64,080
  Accounts receivable                   46,342
  Prepaid expenses                     267,933
341,295
  Advances to officer/shareholder
    and employees                      129,722
13,234

                                     7,335,659
4,475,559

RECEIVABLE FROM JOINT VENTURE                0
522,695

RESEARCH AND OFFICE EQUIPMENT-
  Less accumulated depreciation
  of $801,874 and $589,897             935,090
1,102,038

DEPOSITS                                18,178
18,178

PATENT COSTS- less accumulated
    amortization of
    $333,098 and $239,490              435,007
240,541
                                    $8,723,934
$6,359,011

               See notes to condensed financial statements.

CEL-SCI CORPORATION
CONSOLIDATED CONDENSED BALANCE
SHEETS
 (continued)

LIABILITIES AND STOCKHOLDERS'
EQUITY

(unaudited)

                                    June 30,    September
                                      30, 1996       1995
CURRENT LIABILITIES:
  Accounts payable                    $112,312
$248,488
  Current portion note payable         243,372
243,372
       Total current liabilities       355,684
491,860
NOTE PAYABLE                           385,357
567,891
CONVERTIBLE DEBENTURE (Note D)         425,000
- -
DEFERRED RENT                           24,959
24,959
EQUITY IN SUBSIDIARY                         0
432,268
       Total liabilities             1,191,000
1,516,978

STOCKHOLDERS' EQUITY

  Preferred stock, Series A          3,325,000
- -
  Common stock, $.01 par
    value; authorized,
    100,000,000 shares;
    issued and outstanding,
    7,046,902 and
    5,338,244 shares                    70,469
53,382
  Additional paid-in capital        32,723,024
28,799,198
  Deficit                         (28,499,459)
(24,010,547)
  Short-term note receivable from     (86,100)
- -
    shareholder
    TOTAL STOCKHOLDERS'
      EQUITY                         7,532,934

4,842,033

                                    $8,723,934

               $6,359,011 See notes to condensed financial

               statements.

CEL-SCI CORPORATION

CONSOLIDATED CONDENSED STATEMENTS
OF OPERATIONS

 (unaudited)

                                            Nine Months
                                         Ended  June 30,
                                      1996           1995
REVENUES:

  Gross Sales                          $51,605
$-
  Interest income                      136,651
273,417
  Other income                               -
39,588
  TOTAL INCOME                         188,256
313,005
EXPENSES:
  Research and development           2,350,600
1,383,978
  Depreciation and
    amortization                       208,912
201,197
  General and administrative         2,113,884
1,268,677

    TOTAL OPERATING EXPENSES         4,673,396
2,853,852

  EQUITY IN LOSS OF JOINT VENTURE      (3,772)
(395,224)
                                     4,677,168
3,249,076

NET LOSS                            $4,488,912
$2,936,071

LOSS PER COMMON SHARE                    $0.74
$0.70
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                 6,086,492

4,194,563

               See notes to condensed financial statements.





CEL-SCI CORPORATION

CONSOLIDATED CONDENSED STATEMENTS
OF OPERATIONS

 (unaudited)

                                          Three Months
                                          Ended June 30,
                                      1996           1995
REVENUES:

  Gross Sales                          $44,280
$-
  Interest Income                       51,737
83,111
  Other Income                               -
21,977

    TOTAL INCOME                        96,017
105,088
EXPENSES:
  Research and development             617,987
234,035
  Depreciation and
    amortization                        68,950
67,211
  General and administrative           894,165
490,429
    TOTAL OPERATING EXPENSES         1,581,102
791,675

  EQUITY IN LOSS OF JOINT VENTURE            0
(104,884)
                                     1,581,102
896,559
NET LOSS                            $1,485,085
$791,471


LOSS PER COMMON SHARE                    $0.22
$0.19
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                 6,612,293

4,207,200

               See notes to condensed financial statements.





CEL-SCI CORPORATION

CONSOLIDATED CONDENSED STATEMENTS
OF CASH FLOW

 (unaudited)

                                           Nine Months
                                         Ended June 30,
                                      1996           1995
CASH FLOWS FROM OPERATING
  ACTIVITIES:
NET LOSS
                                  $(4,488,912)
$(2,936,071) Adjustments to reconcile net loss
to
  net cash used in operating
activities:
  Depreciation and amortization        208,912
201,197
  Equity in loss of joint venture        3,772
395,224
  Research and development
expense related
    to purchase of Viral               515,617
Technologies, Inc.
  Amortization of premium on       -
60,954
investments
  Realized loss on sale of
13,422
investments
Changes in assets and
liabilities, net of effect from
purchase
    of Viral Technologies, Inc.:
  Decrease (increase) in interest  (11,325)
- -
receivable
  Decrease (increase) in accounts  (46,342)
38,128
receivable
Decrease (increase) in prepaid   73,362           (225,853)
expenses
Decrease (increase) in advances  (116,488)         (19,472)
  Decrease (increase) in
receivable from
    joint venture                  -
(123,952)
  Increase (decrease) in accounts  (136,176)
(203,594)
payable
NET CASH USED IN OPERATING         (3,997,580)
(2,800,017) ACTIVITIES
CASH FLOWS PROVIDED BY (USED IN)
INVESTING ACTIVITY:
  Sales of investments                       -
2,906,132
  Purchase of investments                    -
(400,000)
  Advance to Joint Venture                   -
(287,952)
  Payment on note payable            (182,534)
(121,689)
  Note receivable from               (114,800)
employee/shareholder
  Payments received on note             28,700
receivable from
employee/shareholder
  Laboratory construction                    -
(10,135)
  Purchase of research and office     (17,808)
(128,750)
equipment
  Patent costs                        (30,800)
- -
NET CASH USED IN INVESTING           (317,242)
1,957,606
ACTIVITY


           Continued on next page
        CASH FLOW, CONTINUED FROM
                    PREVIOUS PAGE

CASH FLOWS PROVIDED BY FINANCING
ACTIVITIES:
  Issuance of convertible            1,250,000
- -
debenture
  Issuance of note payable                   -
205,195
  Issuance of preferred stock        3,325,000
- -
  Issuance of common stock           2,499,129
990,890
NET CASH PROVIDED BY FINANCING       7,074,129
1,196,085
ACTIVITIES
NET (DECREASE) INCREASE IN CASH      2,759,307
353,674

CASH AND CASH EQUIVALENTS:
  Beginning of period                3,886,950
3,370,713

  End of period                     $6,646,257
$3,724,387
NON-CASH TRANSACTION:  In October
1995, Cel-Sci issued 159,170
shares of common stock as
consideration for
the purchase of the remaining 50%
of Viral Technology, Inc.  In
conjunction with the acquisition,
CEL-SCI obtained
net assets with a fair value of
approximately $170,000.
NON-CASH TRANSACTION:  In March,
1996,  a shareholder of the
corporation exercised options to
purchase
40,000 shares of common stock.
The shareholder signed a note for
the stock, agreeing to pay the
note by the
end of June, 1996.
NON-CASH TRANSACTION:  $825,000
of the convertible debenture was
converted into 165,000 shares of
common stock during
the three monts ended June 30,
1996.
                    See notes to
condensed financial statements.